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                                                                    Exhibit 99.1


                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


     In connection with the Special Report of Oregon Trail Ethanol Coalition, L.L.C. (the "Company") on Form 10-KSB for the period ending December 31, 2002 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), each of the undersigned, in the capacities and on the dates indicated below, hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to his knowledge:

     1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.


     Date: April 15, 2003.


     By: /s/ Mark L. Jagels
         --------------------------------------------
          Mark L. Jagels, Chairman of the Board,
            President and Director
            (Principal Executive Officer)


     By: /s/ Kent D. Hummel
         --------------------------------------------
              Kent D. Hummel, Treasurer and Director
            (Principal Financial Officer)